MID-CAP VALUE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

BRE Properties, Inc. — Class

A

780

$

________

31,613

FINANCIALS 29.8%

IndyMac Bancorp, Inc.

36,820

$

219,079

Total Financials

________

2,890,154

Fidelity National Financial,

Inc. — Class A†

12,782

186,745

CONSUMER DISCRETIONARY 24.8%

First American Corp.†

4,126

140,779

ArvinMeritor, Inc.†

20,586

241,474

Old Republic International

Furniture Brands

Corp.

8,000

123,280

International, Inc.†

21,111

212,377

AmeriCredit Corp.*†

8,931

114,227

Lee Enterprises, Inc.†

14,138

207,122

The PMI Group, Inc.

7,250

96,280

Charming Shoppes, Inc.*

31,780

171,930

Hospitality Properties Trust†

2,799

90,184

Ryland Group, Inc.†

6,200

170,810

Colonial BancGroup, Inc.

6,650

90,041

Media General, Inc.†

7,833

166,451

First Niagara Financial

Foot Locker, Inc.†

11,722

160,122

Group, Inc.

7,160

86,206

Borders Group, Inc.†

12,644

134,659

Highwoods Properties, Inc.†

2,872

84,379

Modine Manufacturing Co.

7,260

119,863

Mack-Cali Realty Corp.

2,473

84,082

Entercom Communications

Protective Life Corp.

2,021

82,901

Corp.

8,520

116,639

Unitrin, Inc.

1,630

78,224

Ruby Tuesday, Inc.†

11,570

112,807

Webster Financial Corp.

2,414

77,176

Lear Corp.*†

3,441

95,178

Liberty Property Trust

2,515

72,457

Rent-A-Center, Inc.*†

6,130

89,008

Mercury General Corp.

1,416

70,531

Belo Corp. — Class A†

4,662

81,305

TCF Financial Corp.

3,830

68,672

Collective Brands, Inc.*

4,150

72,168

American Financial Group,

Bob Evans Farms, Inc.

1,897

51,086

Inc.

2,344

67,695

Regis Corp.

1,750

48,930

New York Community

Scholastic Corp.*

1,364

47,590

Bancorp, Inc.†

3,750

65,925

Barnes & Noble, Inc.†

1,260

43,407

Associated Banc-Corp.

2,397

64,935

99 Cents Only Stores*†

4,120

32,795

Duke Realty Corp.†

2,419

63,088

Boyd Gaming Corp.

900

________

30,663

FirstMerit Corp.†

3,012

60,270

Camden Property Trust

1,190

57,298

Total Consumer Discretionary

________

2,406,384

Health Care REIT, Inc.†

1,229

54,924

Nationwide Health Properties,

UTILITIES 13.5%

Inc.†

1,686

52,890

PNM Resources, Inc.†

5,471

117,353

Commerce Group, Inc.

1,450

52,171

Energy East Corp.

4,006

109,003

Hanover Insurance Group,

Great Plains Energy, Inc.†

3,411

100,010

Inc.

1,040

47,632

Vectren Corp.†

3,068

89,003

Cousins Properties, Inc.†

2,046

45,217

Hawaiian Electric Industries,

Horace Mann Educators Corp.

2,357

44,642

Inc.

3,907

88,962

Weingarten Realty Investors†

1,418

44,582

WGL Holdings, Inc.

2,688

88,059

Equity One, Inc.†

1,930

44,448

Oneok, Inc.

1,827

81,795

First Community Bancorp

1,070

44,127

AGL Resources, Inc.

2,134

80,324

UDR, Inc.

2,220

44,067

Westar Energy, Inc.

2,916

75,641

Astoria Financial Corp.

1,891

44,004

SCANA Corp.

1,688

71,149

Arthur J. Gallagher & Co.†

1,770

42,816

OGE Energy Corp.

1,671

60,641

Everest Re Group Ltd.

420

42,168

Alliant Energy Corp.

1,419

57,739

Realty Income Corp.†

1,468

39,665

Black Hills Corp.

1,290

56,889

Washington Federal, Inc.

1,750

36,942

IDACORP, Inc.†

1,613

56,810

Wilmington Trust Corp.

960

33,792

Puget Energy, Inc.

2,056

56,396

NSTAR

1,517

54,946

1

MID-CAP VALUE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

Sierra Pacific Resources†

1,993

$

33,841

Lubrizol Corp.

544

$

________

29,463

Aquila, Inc.*

8,360

________

31,183

Total Materials

________

673,761

Total Utilities

________

1,309,744

HEALTH CARE 3.2%

INDUSTRIALS 11.8%

Health Management

YRC Worldwide, Inc.*†

11,568

197,697

Associates, Inc. — Class

Kelly Services, Inc.†

9,501

177,289

A

21,410

128,032

Avis Budget Group, Inc.*

12,190

158,470

Kindred Healthcare, Inc.*

4,290

107,164

Federal Signal Corp.

9,220

103,449

Omnicare, Inc.

3,110

________

70,939

Alaska Air Group, Inc.*

3,952

98,840

GATX Corp.

1,790

65,657

Total Health Care

________

306,135

Trinity Industries, Inc.†

2,170

60,239

Manpower, Inc.

1,040

59,176

CONSUMER STAPLES 2.3%

United Rentals, Inc.*

2,876

52,803

Timken Co.†

1,567

51,476

Universal Corp.†

1,900

97,318

Werner Enterprises, Inc.

2,722

46,356

Smithfield Foods, Inc.*†

2,044

59,113

JetBlue Airways Corp.*†

7,170

42,303

J.M. Smucker Co.

707

36,368

Teleflex, Inc.

530

________

33,395

Ruddick Corp.

866

________

30,024

Total Industrials

________

1,147,150

Total Consumer Staples

________

222,823

Total Common Stocks

INFORMATION TECHNOLOGY 7.1%

(Cost $9,362,243)

$ 9,648,627

________

Imation Corp.†

6,880

144,480

Ingram Micro, Inc. — Class

A*

5,604

101,096

Face

Palm, Inc.†

14,530

92,120

Amount

Tech Data Corp.*

2,042

77,024

REPURCHASE AGREEMENTS

Acxiom Corp.

6,320

74,134

0.7%

Vishay Intertechnology, Inc.*

5,494

62,687

Collateralized by U.S. Treasury

KEMET Corp.*

9,252

61,341

Obligations

Arrow Electronics, Inc.*

1,141

44,818

Mizuho Financial Group, Inc.

Diebold, Inc.

1,200

________

34,776

issued 12/31/07 at 1.40%

due 01/02/08

$

42,169

42,169

Total Information Technology

________

692,476

Lehman Brothers Holdings,

Inc. issued 12/31/07 at

MATERIALS 7.0%

1.00% due 01/02/08

24,878

24,878

Chemtura Corp.

13,606

106,127

Morgan Stanley issued

Louisiana-Pacific Corp.

6,398

87,525

12/31/07 at 1.20% due

Olin Corp.

4,039

78,074

01/02/08

6,487

________

6,487

RPM International, Inc.

3,745

76,023

Ferro Corp.

3,380

70,067

Total Repurchase Agreements

Worthington Industries, Inc.

3,445

61,597

(Cost $73,534)

________

73,534

Valspar Corp.

2,320

52,293

Sonoco Products Co.

1,465

47,876

SECURITIES LENDING COLLATERAL 20.1%

Cabot Corp.

986

32,873

Investment in Securities Lending Short

Sensient Technologies Corp.

1,126

31,843

Term

Investment Portfolio Held by

U.S. Bank

1,949,770

1,949,770

2

MID-CAP VALUE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Value

Total Securities Lending Collateral

(Cost $1,949,770)

$         1,949,770

________

Total Investments 120.3%

(Cost $11,385,548)

$

_________

11,671,931

Liabilities in Excess of Other

Assets – (20.3)%

$

(1,973,090)

_________

Net Assets – 100.0%

$

9,698,841

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

3